UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 29, 2015

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 29, 2015, the Board of Directors of Universal Forest Products, Inc. (the "Company") appointed Brian C. Walker to the Board of Directors of the Company.  Mr. Walker is the Chief Executive Officer and a member of the Board of Directors of Herman Miller, Inc.  Mr. Walker has served Herman Miller, Inc. as its Chief Executive Officer since July 26, 2004.  Herman Miller, Inc. (NASDAQ: MLHR) researches, designs, manufactures and distributes interior furnishings for use in various environments including office, health care, educational and residential settings and provides related services that support organizations and individuals all over the world.

In connection with the appointment of Mr. Walker to the Board of Directors, the Board increased the size of the Board from nine members to ten members.  Mr. Walker has not yet been appointed to any committee of the Board of Directors.

Item 9.01	Financial Statement and Exhibits.

99.1	Press Release announcing appointment of Brian C. Walker to the Board of Directors of Universal Forest Products, Inc. issued by the Company on January 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 29, 2015	UNIVERSAL FOREST PRODUCTS, INC
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer